Exhibit 99.1

Headline: NutraFuels, Inc. (NTFU), Announces Third Quarter 2018 Results

Summary: NutraFuels, Inc. (“NTFU” or the “Company”), a manufacturer and distributor of CBD and nutritional spray products and tinctures announces its financial results for the three (3) and nine (9) month period ended September 30, 2018 with revenue of $1,062,146 and $2,870,462 respectively compared to $652,385 and $1,027,727 for the three (3) and nine (9) month period ended September 30, 2017.

NUTRAFUELS, INC.

Condensed Consolidated Statements of Operations

 (Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

Revenue	$ 1,062,146	$ 652,385	$ 2,870,462	$ 1,029,727

Cost of sales	775,191	334,699	1,503,468	617,958

Gross Profit	286,955	317,686	1,366,994	411,769

OPERATING EXPENSES:
Sales, advertising and promotion	139,890	266	178,064	51,151
Officer salaries	87,000	25,000	239,000	221,330
Noncash compensation	183,453	8,493,180	1,167,290	19,134,686
General and administrative expenses	547,956	308,226	1,190,180	815,035
Depreciation expense	10,824	17,622	96,852	50,841
Total operating expenses	969,123	8,844,294	2,871,386	20,273,043
LOSS FROM OPERATIONS	(682,168)	(8,526,608)	(1,504,392)	(19,861,274)

OTHER INCOME AND (EXPENSE)
Other income	8,928	-	12,537	-
Other expense	(10,407)	-	(10,407)	-
Gain on settlement of debt	-	-	-	717
Induced debt conversion loss	-	-	(18,004)	(3,117,125)
Finance costs	(24,030)	-	(24,030)	-
Interest expense	(9,450)	(583)	(9,937)	(224,530)
Total other income (expense)	(34,959)	(583)	(49,841)	(3,340,677)
Net loss before income taxes	(717,127)	(8,527,191)	(1,554,233)	(23,202,212)
Income tax expense	-	-	-	-
Net loss	$ (717,127)	$ (8,527,191)	$ (1,554,233)	$ (23,202,212)

Loss per weighted average common
share - basic and diluted	$ (0.01)	$ (0.12)	$ (0.02)	$ (0.33)

Number of weighted average common
shares outstanding - basic and diluted	88,635,101	73,403,796	85,997,383	70,266,530

NUTRAFUELS, INC.

Condensed Consolidated Balance Sheets

ASSETS	September 30, 2018	December 31, 2017
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$ 210,190	$ 172,948
Accounts receivable, net	20,537	-
Inventory	429,605	162,194
Prepaid expenses and other current assets	164,856	332,460
Total current assets	825,188	667,602

PROPERTY AND EQUIPMENT
Furniture, fixtures and equipment	1,251,293	425,005
Leasehold improvements	422,105	154,842
Total property and equipment	1,673,398	579,847
Less accumulated depreciation	(390,168)	(293,317)

Property and equipment, net	1,283,230	286,530

Total Assets	$ 2,108,418	$ 954,132

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$ 292,401	$ 87,504
Accrued expenses	421,602	206,105
Customer deposits	202,832	-
Current portion of capital leases	959	-
Liability for shares to be issued	74,637	-

Total current liabilities	992,431	293,609

LIABILITIES
Capital leases, net of current portion	18,220	-
Convertible note, net of unamortized discount of $299,495 and $0	80,504	-

Total liabilities	1,091,155	293,609

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, authorized 10,000 shares; 1,000 shares issued and outstanding	-	-
Common stock, $0.0001 par value, authorized 499,990,000 shares; 90,067,069 and 81,448,561 issued and outstanding shares	9,007	8,144
Additional paid-in capital	35,321,409	33,411,300
Accumulated deficit	(34,313,153)	(32,758,921)

Total stockholders’ equity	1,017,263	660,523
Total Liabilities and Stockholders’ Equity	$ 2,108,418	$ 954,132

Forward Looking Statements

This press release contains statements of a forward-looking nature. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by words or phrases such as “may,” “will,” “except,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “future” or other similar expressions. NutraFuels, Inc. (“NTFU” or the “Company”) has based these forward-looking statements largely on the Company’s current expectations and projections about future events and financial trends that the Company believes may affect Company’s financial condition, results of operations, business strategy and financial needs. There is no assurance that Company’s current expectations and projections are accurate. All forward-looking statements in this press release are based on information available to the Company on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to differ materially from those implied by the forward-looking statements. More detailed information about these risk factors are set forth in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the Section entitled “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission on April 17, 2018. The Company operates in a rapidly evolving environment. New risk factors emerge from time to time, and it is impossible for the Company’s management to predict all risk factors, nor can the Company assess the impact of all factors on Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. The Company does not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

Contact:

NutraFuels, Inc.

6601 Lyons Road, Suite L-6
Coconut Creek, FL  33073

Telephone 888-509-8901
www.NutraFuels.com
www.ShopNutraSpray.com